Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Adolor Corporation	Sam Brown Inc. (media)
Lizanne Wentz	Mike Beyer (773) 463-4211
Corporate Communications
(484) 595-1500

Adolor Provides Update on Entereg® (alvimopan) OBD Program

- FDA Lifts Clinical Hold on OBD IND -

Exton, PA – July 03, 2008 – Adolor Corporation (Nasdaq: ADLR) today issued an update on the Entereg® (alvimopan) Program for chronic opioid bowel dysfunction (OBD), under development in collaboration with GlaxoSmithKline (NYSE: GSK).

The U. S. Food and Drug Administration (FDA) has concluded that clinical investigations relating to alvimopan in OBD may now proceed, and has therefore lifted the clinical hold on the OBD Investigational New Drug Application.

“After a productive meeting and dialogue with FDA, we are very pleased to see the clinical hold lifted,” said Michael R. Dougherty, president and chief executive officer of Adolor. “There remains a large, unmet need for treatment options for the many patients suffering from this debilitating condition.”

Adolor understands that GSK is evaluating all options relating to the OBD Program, including whether to proceed with its involvement with the Program. The April 2002 Collaboration Agreement between Adolor and GSK provides that GSK may terminate the Agreement with respect to the OBD product, returning rights to the OBD product to Adolor, while retaining its rights to the postoperative ileus (POI) product.

Michael R. Dougherty said, “Should GSK determine to discontinue their involvement with the OBD Program, Adolor would expect to submit for review by FDA a protocol for an additional study in this indication.”

GSK and Adolor are actively engaged in the commercialization of the recently approved Entereg for POI for bowel resection surgeries.

About Adolor Corporation

Adolor Corporation (Nasdaq: ADLR) is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products. By applying its knowledge and expertise in pain management, along with ingenuity, Adolor is seeking to make a positive difference for patients, caregivers and the medical community. For more information, visit www.adolor.com.

Adolor Forward-Looking Statements

This release, and oral statements made with respect to information contained in this release, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risk that GSK terminates the collaboration agreements with respect to OBD; the risk that a protocol in OBD is not submitted to the FDA; the risk that clinical development of alvimopan in OBD does not continue; the risk that ENTEREG may not be a commercial success in POI; the uncertainty of market acceptance of ENTEREG in POI, including acceptance by hospitals, physicians, payors or the medical community; the risk that the Risk Evaluation and Mitigation Strategy or REMS, including the registration of hospitals could materially adversely affect the commercial prospects for ENTEREG or negatively impact the uptake of ENTEREG; the risks associated with government regulations relating to marketing and selling pharmaceutical products; the risk of product liability claims; the risks of reliance on third party manufacturers; the risk of competitive products; the risk that ENTEREG may not be approved in OBD or any indication other than the FDA approved indication in bowel resection surgery; the risk that filing targets for regulatory submissions are not met; the risk that the results of other clinical trials of Adolor’s drug products and drug product candidates, including ENTEREG, are not positive or do not support safety or efficacy; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the changing regulatory environment; risks associated with intellectual property protection for Adolor’s products and third party intellectual property; Adolor’s history of operating losses since inception and its need for additional funds to operate its business; Adolor’s reliance on its collaborators, including GSK, in connection with the development and commercialization of ENTEREG; market acceptance of Adolor’s products, if regulatory approval is achieved; competition; and securities litigation.

Further information about these and other relevant risks and uncertainties may be found in Adolor’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Adolor at http://www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

This press release is available on the website http://www.adolor.com.

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